FOLEY & LARDNER LLP ATTORNEYS AT LAW
402 W. BROADWAY, SUITE 2300 SAN DIEGO, CA 92101-3542 619.234.6655 TEL 619.234.3510 FAX www.foley.com
October 14, 2005	WRITER'S DIRECT LINE 619.685.4615 kpolin@foley.com Email
CLIENT/MATTER NUMBER 028295-0105

Alliance Pharmaceuticals Corp.
4660 La Jolla Village Drive, Suite 825
San Diego, CA 92122

Dear Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Alliance Pharmaceutical Corp., a New York corporation (the “Company”) of a Post-Effective No. 1 to the Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of up to 64,178,599 shares (the “Shares”) of the Company’s common stock, par value $0.01, on behalf of the selling shareholders named therein, including:

            (i)     up to 5,237,856 shares of the Company’s common stock (the “Common Shares”);

            (ii)     up to 48,793,850 shares of the Company’s common stock (the “Note Shares”) issuable upon conversion of the Company’s Senior Convertible Notes (the “Notes”); and

            (iii)     up to 10,146,893 shares of the Company’s common stock (the “Warrant Shares”) issuable upon exercise of certain warrants to purchase the Company’s common stock (the “Warrants”).

        In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Articles of Incorporation and Bylaws, the Notes, the Warrants, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares have been validly issued are fully-paid and non-assessable, (ii) the Conversion Shares when issued in accordance with the terms of the Notes will be validly issued, fully-paid and non-assessable, and (iii) the Warrant Shares when issued and sold in accordance with the terms of the Warrants will be validly issued, fully-paid and non-assessable.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

Alliance Pharmaceuticals Corp.
October 14, 2005

        We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, Foley & Lardner LLP /s/ Foley & Lardner, LLP